UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 29, 2007

THE TJX COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-4908	04-2207613

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of Principal Executive Offices) (Zip Code)
(508) 390-1000

Registrant’s Telephone Number (Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On March 29, 2007, The TJX Companies, Inc. (“TJX”) and Alexander W. Smith (“Smith”),former TJX Senior Executive Vice President, Group President, entered into a settlement agreement and mutual general release (the “Settlement Agreement”). Pursuant to the Settlement Agreement, TJX agrees to pay Smith, subject to his compliance with the Settlement Agreement, $175,000 in two installments, and Smith agrees to forfeit all remaining amounts that were or could be payable under TJX’s Management Incentive Plan, Long Range Performance Incentive Plan and Supplemental Executive Retirement Plan. TJX and Smith agree that Smith’s covenant not to compete under his employment agreement with TJX will not apply to Smith’s employment as President and Chief Executive Officer at Pier 1, Incorporated, but that other restrictions on Smith under that employment agreement and the Settlement Agreement, including non-solicitation obligations, will continue in effect. Smith and TJX exchanged mutual releases. The Settlement Agreement is revocable by Smith until April 5, 2007. Pier 1 dismissed with prejudice its related civil action against TJX.
     The Settlement Agreement is attached hereto as Exhibit 10.1.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits

Exhibit 10.1	Settlement and Mutual Release Agreement between The TJX Companies, Inc. and Alexander W. Smith dated March 29, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.
/s/ Jeffrey G. Naylor
Jeffrey G. Naylor
Senior Executive Vice President and Chief Financial and Administrative Officer

Dated: April 4, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement and Mutual Release Agreement between The TJX Companies, Inc. and Alexander W. Smith dated March 29, 2007.